                                    EXHIBIT 5

MORRISON KNUDSEN CORPORATION

Morrison Knudsen Plaza/P. O. Box 73                     NEWS RELEASE
Boise, Idaho  83729
Telex:  368439/Phone:  (208) 386-5387         For Further Information Contact:
Fax:  (208) 386-5065                               Corporate Communications

- -------------------------------------------------------------------------------

FOR RELEASE:                       February 24, 1994

          MK RAIL CORPORATION FILES REGISTRATION STATEMENT FOR INITIAL
                                 PUBLIC OFFERING

      BOISE, IDAHO -- Morrison Knudsen Corporation announced today that MK Rail Corporation filed a registration statement with the Securities and Exchange Commission for an initial public offering of Common Stock.

      The offering will be managed by Morgan Stanley & Co. Incorporated and CS First Boston Corporation.

      MK Rail remanufactures locomotives, manufactures new high technology locomotives, designs, manufactures and distributes locomotive component parts, and provides locomotive fleet maintenance services to the railroad industry. The corporation has been providing remanufacturing services to the railroad industry since 1972 and has remanufactured more than 1,000 locomotives, including more than 500 since 1989. At year end 1993, MK Rail had a remanufacturing backlog of more than 210 locomotives.

      A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

      Morrison Knudsen Corporation (MRN-NYSE) serves the world's transportation, construction, environmental, industrial and power markets as an engineer, contractor and manufacturer, offering complete development, operations and financial services.

                                  #  #  #  #

FORM 8-K - EXHIBIT 5